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                                                                      EXHIBIT 10

Consent of Independent Auditors

We consent to the reference to our firm under the captions "Schedule of Accumulation Unit Values and Accumulation Units Outstanding" in the Prospectus and "Independent Auditors" and "Experts" in the Statement of Additional Information and to the use of our report on the financial statements of SAFECO Separate Account C, dated January 30, 1998, and our report on the consolidated financial statements of SAFECO Life Insurance Company and Subsidiaries, dated February 13, 1998, in Post-Effective Amendment No. 6 to the Registration Statement (Form N-4, No. 33-69712) and related Prospectus of SAFECO Separate Account C.


                                                           /s/ Ernst & Young LLP

Seattle, Washington
April 27, 1998


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